UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 22, 2010

Game Trading Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141521	20-5433090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10957 McCormick Road, Hunt Valley, Maryland	21031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 316-9900

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2010, the board of directors of Game Trading Technologies, Inc. (the “Company”) appointed Michael DuGally as a director of the Company.  There is no understanding or arrangement between Mr. DuGally and any other person pursuant to which Mr. DuGally was selected as a director.  Mr. DuGally does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

In connection with his appointment as a director, Mr. DuGally received an option to purchase 50,000 shares of the Company’s common stock at a price of $4.10 per share, the closing price of the Company’s common stock as quoted on the Over-the-Counter Bulletin Board on December 29, 2010.  The options vest in three (3) equal annual installments of thirty-three and one-third percent (33 1/3%), the first installment to be exercisable on the date of grant, with an additional thirty-three and one-third percent (33 1/3%) becoming exercisable on each of December 29, 2011 and December 29, 2012, respectively.  These options were issued under the Company’s 2009 Amended and Restated Stock Incentive Plan.

Mr. DuGally has been co-founder and CEO of NorAm International Partners, Inc., a media refurbishment company since January 2006.  From 1997 until October 2007, Mr. DuGally was president and executive vice president at Affordable Interior Systems, a manufacturer of commercial office furniture, his last position serving as its president since January 2005.  Mr. DuGally received his B.A. in political science and English from Whitman College in 1990 and his M.B.A. in finance from Michigan State University in 1996.

A copy of the press release announcing Mr. DuGally's appointment is attached hereto as Exhibit 99.1.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 22, 2010, the board of directors of the Company approved an amended and restated code of ethics and business conduct for officers, directors and employees of the Company (the “Amended and Restated Code of Ethics”) to, among other things, (i) expand provisions related to compliance with all applicable laws and regulations, including, but not limited to insider trading and political contributions, (ii) address additional compliance areas with respect to transacting business, (iii) expand provisions relating to business integrity, (iv) add policies and procedures relating to the receipt and offering of gifts and entertainment, and (v) incorporate disciplinary measures that may be taken by the Company’s audit committee.  The Amended and Restated Code of Ethics also made certain technical, administrative and non-substantive changes resulting from the annual review of such document by our board of directors.

A copy of the Amended and Restated Code of Ethics has been posted on our website and can be accessed at http://www.gtti.com. A copy of the Amended and Restated Code of Ethics is also attached hereto as Exhibit 14.1 and is incorporated herein by reference. The summary of the Amended and Restated Code of Ethics set forth above does not purport to be complete and is qualified in its entirety by reference to such document.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

14.1	Amended and Restated Code of Ethics and Business Conduct for Officers, Directors and Employees of Game Trading Technologies, Inc.

99.1	Press Release, dated December 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME TRADING TECHNOLOGIES, INC.

Date: December 29, 2010	By:	/s/ Richard Leimbach
Richard J. Leimbach
Chief Financial Officer